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                                                                      EXHIBIT 10

                    The Hartford Financial Services Group, Inc.
                                   Hartford Plaza
                                Hartford, CT  06115



April 15, 1998

Hartford Advisers Fund, Inc.
Hartford Plaza
Hartford, CT 06115

Gentlemen:

I have examined the Articles of Incorporation of Hartford Advisers Fund, Inc. (hereafter referred to as "Fund"); the By-Laws of the Fund; documents evidencing various pertinent corporate proceedings; and such other things considered to be material to determine the legality of the sale of the authorized but unissued shares of the Fund's stock. Based upon my examination, it is my opinion that the Fund is a validly organized and existing corporation of the State of Maryland and it is legally authorized to issue up to 5 billion shares of common stock of a par value of ten cents
(10 CENTS) per share, at prices determined as described in the Fund's currently effective Prospectus, when such shares are properly registered under all applicable federal and state securities laws.

Based upon the foregoing, it is my opinion that the Fund's shares were, when issued for cash consideration as described in the Fund's currently effective prospectus, validly issued, fully paid and nonassessable stock of the Fund.

I hereby consent to the inclusion of this Opinion as an Exhibit to the Fund's Post-Effective Amendment to its Registration Statement.

Very truly yours,

/s/ Kevin J. Carr

Kevin J. Carr
Counsel